Exhibit 3.1

Certificate of Amendment
of

Certificate of Incorporation
of

Helios and Matheson Analytics Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Analytics Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Paragraph one (1) of Article Fourth is hereby amended as follows:

The total number of shares of stock which the corporation shall have authority to issue is one hundred two million (102,000,000), of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and one hundred million (100,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.”

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this certificate this 23rd day of November 2016.

/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer

Certificate of Amendment

of

Certificate of Incorporation

of

Helios and Matheson Information Technology Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Information Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

1.	Article First is hereby amended to read as follows:

The name of the corporation is Helios and Matheson Analytics Inc. (hereinafter referred to as the “Corporation”).

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 3rd of May, 2013.

/s/ Divya Ramachandran
Divya Ramachandran
Chief Executive Officer

Certificate of Amendment
of
Certificate of Incorporation
of
Helios and Matheson Information Technology Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Information Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Paragraph one (1) of Article Fourth is hereby amended as follows:

The total number of shares of stock which the Corporation shall have authority to issue is thirty two million (32,000,000), of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and thirty million (30,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.” Each two and one-half (2.5) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $0.01 per share. Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

The foregoing amendment has been duly adopted in accordance with the provision s of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 23rd day of June, 2011.

/s/ Divya Ramachandran

Divya Ramachandran
Chief Executive Officer

Certificate of Amendment

of

Certificate of Incorporation

 of

Helios and Matheson North America Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson North America Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation''), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

l.	Article First is hereby amended to read as follows:

FIRST: The name of the corporation is Helios and Matheson Information Technology Inc. (hereinafter referred to as the “Corporation”).

The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 2nd day of May 2011.

/s/ Divya Ramachandran

Divya Ramachandran
Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Helios & Matheson North America Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1.	The name of the corporation is Helios & Matheson North America Inc.

2.

That a Certificate of Incorporation was filed by the Secretary of State of Delaware on October 1 , 2009 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.

The inaccuracy or defect of said Certificate is that the name of the corporation on the Certificate of Incorporation filed on October 1, 2009 is spelled incorrectly as “Helios & Matheson North America Inc.” and should have been typed “Helios and Matheson North America Inc.”

4.	Article FIRST of the Certificate is corrected to read as follows:

FIRST.      The name of the corporation is Helios and Matheson North America Inc. (hereinafter referred to as the “Corporation”).

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 15th day of October, 2010.

By:	/s/ Divya Ramachandran
Name: Divya Ramachandran
Title: Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
AND MERGER

(Under Section 253 of the General Corporation Law of the State of Delaware)

MERGING

Helios & Matheson North America Inc.
a New York corporation

INTO

Helios & Matheson North America Inc.
a Delaware corporation

Helios & Matheson North America Inc., a New York corporation (“H&M New York”), does hereby certify:

FIRST:           That it was organized pursuant to the provisions of the General Corporation Law of the State of New York, on February 16, 1983.

SECOND:      That it owns 100% of the outstanding shares of the capital stock of Helios & Matheson North America Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware (“H&M Delaware”) on October 1, 2009.

THIRD:          That its Board of Directors by unanimous written consent in lieu of a meeting, dated October 5, 2009, determined to merge the corporation into H&M Delaware, and did adopt the resolutions attached to this Certificate as Exhibit A.

FOURTH:      That this merger has been approved by the holders of at least two-thirds of the outstanding shares of stock of this corporation, H&M New York, at a meeting duly called for the purpose.

IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer on November 18, 2009.

	By:	/s/ Salvatore M . Ouadrino
Authorized Officer

Name:	Salvatore M. Quadrino
Print or Type

Title:	Interim Chief Executive Officer

EXHIBIT A

UNANIMOUS WRITTEN CONSENT
OF THE

BOARD OF DIRECTORS
OF

HELIOS & MATHESON NORTH AMERICA INC.,

a New York Corporation

October 5, 2009

The undersigned, being all of the members of the Board of Directors of the Helios & Matheson North America, Inc., a New York corporation (the “Company”), acting pursuant to authority under the New York Business Corporation Act, and the Bylaws of the Company, do hereby adopt the following resolutions by written consent as of the date set forth above:

REVISION OF RECORD DATE FOR SPECIAL MEETING OF SHAREHOLDERS

WHEREAS, the Board of Directors previously fixed a record date of October 2, 2009, for a special meeting of the shareholders of the Company to be held on November 18, 2009 (“Special Meeting”).

WHEREAS, it is deemed to be necessary and in the best interests of the Company and its shareholders to revise the aforesaid record date to October 5, 2009.

RESOLVED, that the close of business on October 5, 2009 be and it hereby is designated as the revised record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting of shareholders scheduled to be held on November 18, 2009.

RESOLVED FURTHER, that the officers of the Company be and they hereby are authorized with the advice of counsel, to revise and prepare the written notice and proxy materials required in connection with the aforesaid Special Meeting of shareholders, with such modifications to the proxy materials as said officers, acting with the advice of counsel, deem necessary or appropriate, all without further action by this Board of Directors.

RESOLVED FURTHER, that the Interim Secretary of the Company shall cause to be sent to each Shareholder entitled to vote at the Special Meeting of shareholders the requisite notice of the meeting and related proxy materials, which may be delivered electronically pursuant to applicable guidelines for electronic proxies.

RESOLVED FURTHER, that the proper officers of this corporation be and they hereby are authorized, empowered and directed, acting on behalf of the Company, to prepare or cause the preparation of, and to execute and deliver such other instruments. documents, certificates and reports and to take such other action as they, acting with the advice of counsel, shall deem appropriate, necessary or desirable to carry out or execute the purposes of the foregoing resolutions or any one or more of them.

REINCORPORATION OF THE COMPANY INTO DELAWARE

WHEREAS, the Board previously determined that it is in the best interests of the Company to reincorporate the Company in the State of Delaware (the “Reincorporation” );

WHEREAS, the Reincorporation will be effectuated by the formation of a wholly-owned subsidiary of the Company by the name of “Helios & Matheson North America Inc.”, a Delaware corporation (the “Delaware Corporation”), and the merger of the Company with and into the Delaware Corporation, with the Delaware Corporation as the surviving corporation (the “Merger'•);

WHEREAS, there has been presented to the Board drafts of an Agreement and Plan of Merger {the “Agreement”) and a Certificate of Ownership (the ..Certificate”), in the forms attached as exhibits to the preliminary Proxy Statement filed with the SEC on September 22, 2009, providing for (i) the Merger, (ii) the conversion and exchange of each share of the Company's Common Stock issued and outstanding prior to the Merger into one share of Common Stock, $0.01 par value per share. of the Delaware Corporation, (iii) the conversion and exchange of each outstanding and unexercised option, warrant, or other right to purchase the Company's Common Stock into an option, warrant, or other right to purchase the Delaware Corporation's stock on the basis of one share of the Delaware Corporation's Common Stock for each share of the Company's Common Stock issuable pursuant to any such option, warrant, or other stock purchase right, (iv) the officers and directors of the Delaware Corporation immediately following the Merger being the officers and directors of the Company immediately preceding the Merger, and (v) the name of the surviving corporation immediately following the Merger being ..Helios & Matheson North America Inc.” a Delaware corporation; and

WHEREAS, the Board has reviewed the Agreement and the Certificate and determined that it is in the best interests of the Company to merge with and into the Delaware Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company are authorized and directed to form a subsidiary corporation in Delaware under the name “Helios & Matheson North America Inc.”, a Delaware corporation for the purpose of reincorporating the Company in the state of Delaware and to take such further action as is necessary to effect the Reincorporation;

RESOLVED FURTHER, that the Board hereby approves the Agreement and the Certificate;

RESOLVED FURTHER, that the officers of the Company are authorized and directed to solicit the consent of the Shareholders of the Company to approve the Merger and are authorized and directed to deliver to the Shareholders of the Company a definitive proxy statement regarding the proposed Agreement, Merger and Reincorporation (the “Proxy Statement”) in a form deemed acceptable to management and cleared of comments by the SEC, in connection with the Special Meeting; and

RESOLVED FURTHER, that the Board hereby authorizes and directs that the appropriate officers of the Company execute the Agreement and the Certificate, and deliver the Proxy Statement to the shareholders, on behalf of the Company in substantially the forms presented to the Board, with such changes as may be determined by such officers, such determination to be conclusively evidenced by the execution thereof by any such officers, and the Secretary of the Company be and he hereby is authorized to attest such execution and to execute the Agreement together with such officers.

IMPLEMENTATION OF REINCORPORATION

RESOLVED, that the officers of the Company be and they hereby are authorized, directed and empowered to execute any agreements that they determine to be necessary to effect the assumption by the Delaware Corporation of the responsibilities and liabilities of the Company under each contract or agreement to which the Company is a party at the effective date of the Merger;

RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by the officers or directors of the Company in connection with the Reincorporation within the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Company; and

RESOLVED FURTHER, that each of the officers and directors of the Company is hereby authorized and directed to execute and deliver any and all documents and to take such other action as such officer or director deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.

[Remainder of Page Left Blank Intentionally]

This Unanimous Written Consent shall be added to the corporate records of the Company and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held. This written consent may be executed in one or more counterparts.

Dated as of October 5, 2009

DIRECTORS:	/s/ Shirl S. Jambunathan

Shirl S. Jambunathan

/s/ Daniel L. Thomas

Daniel L. Thomas

/s/ Rabin K. Dhoble

Rabin K. Dhoble

/s/ Kishan Orama Ananthram

Kishan Grama Ananthram

/s/ Divya Ramachandran

Divya Ramachandran